Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2024, relating to the consolidated financial statements of Estrella Immunopharma, Inc. (“Estrella”), appearing in the Annual Report on Form 10-K of Estrella for the fiscal year ended June 30, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Macias Gini & O’Connell LLP

Walnut Creek, California

December 23, 2024